EXHIBIT 99.6

December 29, 2004

Jason Lazarus
Inland Retail Real Estate Trust, Inc.
1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080

          Re:       Employment Agreement

Dear Jason:

            As you know, Inland Retail Real Estate Trust, Inc. (the "Company") has entered into an agreement to acquire, through subsidiaries of the Company, certain entities presently providing business management, advisory and property management services to the Company pursuant to an Agreement and Plan of Merger dated as of September 10, 2004 (the "Merger Agreement"). This letter agreement (the "Agreement") sets forth the terms under which, upon the consummation of transactions set forth in the Merger Agreement (the "Closing"), you agree to be employed by the Company and the Company agrees to employ you.

            1.          Position and Responsibilities. You shall serve as Vice President and Director of Acquisitions of the Company, with duties commensurate to such a position, and such other duties and responsibilities as assigned from time to time by the Board of Directors of the Company. In addition, as requested by the Board of Directors of the Company, you will provide advice, consultation and services to any other entities which control, are controlled by or are under common control with the Company now or in the future. During your Employment Period (as defined below), you will (a) faithfully serve and further the interests of the Company, (b) comply with all reasonable rules and policies of the Company and (c) devote all of your business time, attention and energies to the performance of your duties as described herein.

            2.          Employment Period. Your term of employment with the Company shall commence on the date of the Closing and shall continue for a period of three (3) years, ending on the third anniversary of the Closing date (the "Initial Employment Period"), subject to earlier termination as provided herein, and will automatically renew for successive one (1) year periods (the "Renewal Period", and with the Initial Employment Period, the "Employment Period"), unless earlier terminated as provided herein or unless either party provides to the other party hereto notice of its intent not to renew, which notice must be provided at least sixty (60) days prior to the expiration of the Initial Employment Period or any Renewal Period. Notwithstanding the foregoing, your Employment Period may be terminated (i) by you or the Company for any reason effective upon sixty (60) days prior written notice or (ii) by the Company for Cause (hereinafter defined) effective without prior written notice to you. For the purposes of this Agreement, "Cause" shall mean (a) conduct amounting to fraud, embezzlement or illegal misconduct in connection with your employment under this Agreement, (b) conduct that the Company reasonably believes has brought the Company into substantial public disgrace or disrepute, (c) failure to perform your duties as reasonably directed by the Company, (d) gross negligence or willful misconduct with respect to the Company or its employees, clients or activities or (e) any other material breach of (i) this Agreement, (ii) any other agreement between you and the Company or (iii) any written policy adopted by the Company with respect to conflicts of interest, standards of business conduct or fair employment practices or any other similar matter. With respect to items (c) and (e) above, the Company shall first provide you with notice of its intent to terminate for Cause and a description of the grounds for termination, and shall provide you with fifteen (15) days to cure any such grounds prior to the effectiveness of such termination.

            3.          Compensation. Your initial base salary during your Initial Employment Period shall be $125,000 per year (the "Base Salary"). Your Base Salary will be reviewed as of each July 1 during the Initial Employment Period and each Renewal Period to determine an appropriate Base Salary effective as of such July 1 as the parties hereto may agree upon. In addition to your Base Salary, the Board of Directors of the Company (or any appropriate committee thereof) may, in its sole discretion, pay to you an annual bonus based upon the Company's achievement of its performance objectives and your contribution towards such achievements. If your employment is terminated by you or the Company for any reason, the Company shall pay or provide your (i) Base Salary accrued through the termination of this Agreement, (ii) reimbursable expenses, (iii) pro-rata annual bonus (if any) and (iv) any benefits required to be paid or provided under applicable law. You agree that you are not entitled to any other severance. Additionally, you and the Company acknowledge that you and your prior employer, Inland Real Estate Acquisitions, Inc., agreed to a minimum bonus to be paid on or about June 30, 2005, for the fiscal year ending June 30, 2005. The Company agrees that you shall receive such minimum bonus.

            4.          Payment and Reimbursement of Expenses. All compensation shall be payable in intervals in accordance with the general payroll payment practice of the Company. The Company shall reimburse you for all ordinary and necessary business expenses incurred by you in connection with the performance of your duties hereunder, which reimbursement shall be governed by the reimbursement policies of the Company.

            5.          Benefits. You shall be eligible to participate in any retirement, pension, profit-sharing or other similar plans of the Company or its affiliates which may now or hereafter be in effect and for which executive employees of the Company are eligible to participate. In the event of the termination of your Employment Period, your rights with respect to any such plan, including the vesting of any benefits thereunder, shall be governed by the respective plan documents.

            6.          Confidentiality. You hereby acknowledge and agree that the duties and services to be performed by you under this Agreement are special and unique and that as a result of your employment by the Company you have developed over time and will acquire, develop and use information of a special and unique nature and value that is not generally known to the public or to the Company's industry, including but not limited to, certain records, secrets, documentation, software programs, price lists, ledgers and general information, employee records, mailing lists, client lists, client profiles, prospective customer or client lists, accounts receivable and payable ledgers, financial and other records of the Company or its affiliates, information regarding its clients or principles, and other similar matters (all such information being hereinafter referred to as "Confidential Information"). You further acknowledge and agree that the Confidential Information is of great value to the Company and that the restrictions and agreements contained in this Agreement are reasonably necessary to protect the Confidential Information and the goodwill of the Company and the affiliates. During your Employment Period and for a period of one (1) year thereafter, unless required by law, you will not divulge Confidential Information to any person, firm, corporation, limited liability company or other organization without the prior written consent of the Company. Upon the termination of your employment for any reason whatsoever, you shall deliver or cause to be delivered to the Company any and all Confidential Information, regardless of the medium upon which it is stored.

            7.          Governing Law. The parties agree that this Agreement shall be governed by the laws of the State of Illinois, and the parties agree that any suit, action or proceeding with respect to this Agreement shall be brought in the state courts in Chicago, Illinois or in the U.S. District Court for the Northern District of Illinois.

            8.          Restrictions on Shares. The Company acknowledges that you may have owned Converted Shares (as defined in the Merger Agreement) that, in connection with the closing of the transactions contemplated by the Merger Agreement, were converted into the right to receive certain REIT Shares (as defined in the Merger Agreement). In such event, the Company confirms and agrees that any restrictions and/or limitations imposed upon the Converted Shares contained in any shareholder or similar agreement affecting the Converted Shares shall not transfer or attach to your REIT Shares, and your REIT Shares shall be free and clear of any such restrictions and/or limitations. Additionally, any right of first offer, right of first refusal or other right to acquire the Converted Shares in favor of the issuer and contained in any shareholder or similar agreement affecting the Converted Shares shall not transfer or attach to your REIT Shares, and your REIT Shares shall be free and clear of any such rights. However, nothing contained in this Section 8 is intended to or shall affect (a) any restrictions, limitations or Company rights, or be deemed to be a waiver by the Company of any restrictions, limitations or rights, generally applicable to all common shares of the Company, and you and the Company agree that your REIT Shares shall be subject to any such restrictions, limitations and rights, or (b) any restrictions imposed by applicable law.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

INLAND RETAIL REAL ESTATE TRUST, INC.,
a Maryland corporation

By:_         /s/ Robert D. Parks
                Robert D. Parks

                Chairman of the Board

Accepted and Agreed this 29th day of
December, 2004

         /s/ Jason Lazarus

Jason Lazarus, an individual